                  As filed with the Securities and Exchange Commission on January 11, 2006
                                                                                     Registration No. 333-53452

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                              ----------------------

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                         Under The Securities Act of 1933
                                               ---------------------

                                              HANCOCK HOLDING COMPANY
                               (Exact name of registrant as specified in its charter)

                  Mississippi                                              64-0693170
             (State or other jurisdiction of                              (I.R.S. Employer
            incorporation or organization)                                 Identification No.)

                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                               ---------------------

                                        POST-EFFECTIVE AMENDMENT NO. 1
                                                        TO
                                              HANCOCK HOLDING COMPANY
                                       DIRECTORS DEFERRED COMPENSATION PLAN
                                         (Full title of the Plan)

                                                  CARL J. CHANEY
                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000

  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                               ----------------------

                                                    Copies to:

                                              J. ANDREW GIPSON, ESQ.
                                       WATKINS LUDLAM WINTER & STENNIS, P.A.
                                                POST OFFICE BOX 427
                                              633 NORTH STATE STREET
                                            JACKSON, MISSISSIPPI 39202
                                                  (601) 949-4900

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

                                                 EXPLANATORY NOTE

         A total of 100,000 shares of $3.33 par value common stock of Hancock Holding Company (the "Registrant")
were registered in connection with the Hancock Holding Company Directors Deferred Compensation Plan (the
"Directors Plan") by a registration statement on Form S-8 filed January 10, 2001 (File No. 333-53452) (the "2001
Form S-8").  On December 14, 2005, the Board of Directors of the Registrant adopted the Hancock Holding Company
Nonqualified Deferred Compensation Plan (the "2005 Plan"), a successor plan to the Directors Plan.  As of the date hereof, of the 100,000 shares registered in connection with the Directors Plan, 40,268 shares have not been issued and are not subject to issuance upon exercise or vesting of outstanding awards granted under the Directors
Plan.

         This Post-Effective Amendment No. 1 to the 2001 Form S-8 is being filed to provide that the 40,268 shares available for issuance under the Directors Plan will no longer be available for offer and sale under the
Directors Plan but will be available for offer and sale under the 2005 Plan.  Concurrently herewith, the
Registrant will file a registration statement on Form S-8 to register the shares of its common stock for issuance pursuant to the 2005 Plan, including but not limited to the 40,268 shares previously available under the
Directors Plan.  Pursuant to General Instruction E to Form S-8 and Interpretation 89 under Section G of the
Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities
and Exchange Commission (July 1997), 40,268 shares of the Registrant's common stock registered on the 2001 Form
S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed in connection with the 2005 Plan.

         In addition, any shares of common stock that are not issued pursuant to awards granted under the
Directors Plan, such as when a currently outstanding award is cancelled, terminated or forfeited, will be carried forward for issuance in connection with the 2005 Plan and deemed covered by this Post-Effective Amendment No. 1 to the 2001 Form S-8.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         Pursuant  to General  Instruction  E to Form S-8,  the  contents  of the Form S-8 filed by the  Registrant under  File No.  333-53452  with  respect to the  securities  offered  pursuant  to the  Directors  Plan are hereby incorporated by reference herein.

                                                    SIGNATURES

         The  Registrant.  Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the Company certifies that it has reasonable  grounds to believe that it meets all of the  requirements  for filing on Form S-8 and has duly caused this  Post-Effective  Amendment No. 1 to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this 11th day of January 2006.

                                                     HANCOCK HOLDING COMPANY

                                                     By:      /s/ George A. Schloegel
George A. Schloegel
Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment
No. 1 has been signed by the following persons in the capacities indicated on the dates indicated below.

         Signature                                            Title                              Date

  /s/ George A. Schloegel                              Chief Executive Officer              January 11, 2006
      George A. Schloegel                          (Principal Executive Officer)

   /s/ Carl J. Chaney                                  Chief Financial Officer              January 11, 2006
       Carl J. Chaney                                (Principal Financial Officer
                                                  and Principal Accounting Officer)

Leo W. Seal, Jr.*, Director
George A. Schloegel*, Director
Joseph F. Boardman, Jr.* , Director
Alton G. Bankston*, Director
Frank E. Bertucci*, Director
Don P. Descant*, Director
James B. Estabrook, Jr.*, Director
James H. Horne*, Director
Charles H. Johnson*, Director
John H. Pace*, Director
Robert W. Roseberry*, Director
Christine L. Smilek*, Director

* By:    /s/ George A. Schloegel
 George A. Schloegel, Attorney-in-fact

January 11, 2006